Adamis 8-K

Exhibit 10.1

AMENDMENT TO
ASSIGNMENT, ASSUMPTION AND STOCK ACQUISITION AGREEMENT

This Amendment (the “Amendment”) to that certain Assignment, Assumption and Stock Acquisition Agreement made as of February 24, 2010 (the “Agreement”) by Colby Pharmaceutical Company (“Assignor”) and Adamis Pharmaceuticals Corporation (“Assignee”), is made as of October 16, 2010.  All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

A.           The Agreement contemplates a Subsequent Closing that would take place no later than three business days after all of the closing conditions set forth in Section 3.1.2 and Section 3.2 have been satisfied or waived;

B.           The Agreement further contemplates that at the Subsequent Closing, Assignee will issue the Additional Shares, and that Assignee will also issue the Holdback Shares within ten business days of the Subsequent Closing;

C.           The Parties no longer desire to wait for satisfaction of the closing condition set forth in Section 3.1.2(b) before holding the Subsequent Closing;

D.           The Parties desire to change the consideration being paid in conjunction with the Subsequent Closing.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.                      Amendment of Assignment, Assumption and Stock Acquisition Agreement.

(a).           Section 1.2 of the Agreement is hereby deleted and replaced with the following:

“1.2.  Subsequent Closing.  Subject to the terms and conditions contained herein, at the Subsequent Closing, Assignor shall:

(a)           assign, convey and transfer to Assignee all of Assignor’s right, title and interest in and to (i) License Agreement No. 1 and License Agreement No. 2, together with all rights, powers, privileges and other benefits of “Licensee” (as such term is defined in the License Agreements) thereunder, to have and to hold until Assignee, its successors and assigns, and (ii) any intellectual property or materials created or developed by Assignor pursuant to the terms of License Agreement No. 1 and License Agreement No. 2 which directly relates to the subject matter of License Agreement No. 1 and License Agreement No. 2.

(b)           deliver to Assignee copies of the following documents:

(i)
all IND-enabling data that Assignor currently has in its possession or of which it is aware and has access to for compounds covered by License Agreement No. 1, License Agreement No. 2 and License Agreement No. 3, and an itemized list of what is still needed by Assignee in order to file Phase I applications with the U. S. Food and Drug Administration;

(ii)	the most recent update reports provided to WARF pursuant to License Agreement No. 1 and License Agreement No. 2, together with a statement of the date when those reports were sent to WARF;

(iii)	a draft of an update report which Assignee can send to WARF pursuant to License Agreement No. 3;

(iv)
all materials included in the grant application package for any and all grants written and submitted for funding by Assignor since August 1, 2009 with regard to the compounds covered by License Agreement No. 1 and License Agreement No. 2; and

(v)
all efficacy or scientific data (including publications) of which Assignor is currently aware that would support the use of the compounds covered by License Agreement No. 1, License Agreement No. 2 and License Agreement No. 3 in  humans (for purposes of this Subsection 1.2(b)(v), “currently aware” shall, without limitation, include any data provided to Assignor by WARF after Assignor has exercised its best efforts to inquire of WARF for such data).”

(b).           Section 3.1.2 of the Agreement is hereby deleted and replaced with the following:

“3.1.2.  Subsequent Closing.  The obligation of Assignor to consummate the transactions contemplated at the Subsequent Closing shall be subject to the fulfillment, or written waiver by Assignor, of the following conditions:  (a) Assignee has not terminated or rescinded this Agreement; (b) delivery of the Additional Shares (as defined below) of Common Stock as provided for pursuant to Section 4; and (c) delivery of the Consultant Shares (as defined below) of Common Stock as provided for pursuant to Section 4A.”

(c).           Section 3.2 of the Agreement is hereby deleted and replaced with the following:

“3.2.  Assignee’s Closing Conditions.  The obligation of Assignee to consummate the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Assignee, of the following conditions:  (a) receipt by Assignee of the written consent and/or approval, including to the Amendment, from WARF in a form satisfactory to Assignee (b) execution and delivery of this Agreement by Assignor; (c) the representations and warranties of Assignor made in this Agreement shall be true and correct in all material respects on the date of consummation of the transactions contemplated hereby; and (d) Assignee shall be satisfied that the Shares may be issued in compliance with applicable federal and state securities laws.”

(d).           Section 4.1 of the Agreement is hereby deleted and replaced with the following:

“4.1.  Shares.  The consideration for the assignment provided for in Section 1 shall consist of up to Five Million Eight Hundred Thousand (5,800,000) shares of Common Stock (the “Shares”).

(e).           The first sentence of Section 4.3 of the Agreement is hereby deleted and replaced with the following:

“4.3.  Additional Shares.  At the Subsequent Closing, Assignee will issue a total of 5,000,000 of the Shares (the “Additional Shares”) to Assignor.”

The remainder of Section 4.3 of the Agreement shall remain unchanged.

(f).           Section 4.4 is hereby deleted in its entirety.

(g).           New Section 4A is added to the Agreement:

“4A.  Consultant Shares.  At the Subsequent Closing, and in consideration for consulting services previously provided to Assignee by each of them relating to the intellectual property covered by License Agreements Nos. 1, 2 and 3, Assignee shall issue 1,250,000 shares of Common Stock to David Zarling and 1,250,000 shares of Common Stock to Anne Vallerga (collectively, the “Consultant Shares”) (David Zarling and Anne Vallerga sometimes referred to individually as a “Consultant” and collectively as the “Consultants”).  All such Consultant Shares shall be subject to a registration statement on Form S-8 on file, and currently effective, with the SEC.  The Consultant Shares shall be issued under Assignee’s 2009 Equity Incentive Plan (the “Plan”).  Each Consultant agrees to execute a purchase agreement under the Plan relating to the Consultant Shares in substantially the form provided to Consultant on or before the date of this Amendment.

(h).          Mention of the term “Holdback Shares” in Section 5.4 shall be deleted in its entirety.

(i).           New Section 6.14 of the Agreement is added to the Agreement:

“6.14.  Grant Applications.  Assignor has not written or submitted for funding any applications for grants since August 1, 2009 with regard to the compounds covered by License Agreement No. 3.”

(j).           Section 7.5 is hereby deleted in its entirety.

(k)           Section 9 of the Agreement is hereby deleted and replaced with the following:

“9.  Survival.  The representations, warranties, covenants (except those set forth in Sections 7.3, 7.4 and 7.5 which shall continue) and agreements contained in this Agreement shall survive the entry into this Agreement and consummation of the transactions contemplated by this Agreement and shall continue until August 24, 2010.”

(l)           Section 10.3.2 of the Agreement is hereby deleted and replaced with the following:

“10.3.2.  Limitation.  The maximum amount of Losses for which an Indemnifying Party shall be liable pursuant to Article 10 shall be $125,000.”

(m)           Section 10.4 is hereby deleted in its entirety.

(n)           The phrase “including, if applicable, the forfeiture of a portion of the Holdback Shares equal to the amount of Losses” in Section 10.8.1 shall be deleted in its entirety.

Section 2.                      No Other Amendments or Changes.  Except as expressly amended or modified by this Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.  It is declared and agreed by each of the parties hereto that the Agreement, as amended hereby, shall continue in full force and effect until terminated in accordance with the terms of this Amendment, and that this Amendment and the Agreement shall be read and construed as one instrument.

Section 3.                      Execution in Counterparts.  This Amendment may be executed in counterparts, each of which will be an original and all of which together will constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the date first written above.

COLBY PHARMACEUTICAL COMPANY

By:	/s/ David Alan Zarling
Name:	David Alan Zarling, Ph.D., MBA
Title:	Chief Executive Officer

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo
Name:	Dennis J. Carlo, Ph.D.
Title:	President and Chief Executive Officer

CONSULTANTS

/s/ David Alan Zarling
David Alan Zarling, Ph.D., MBA

/s/ Anne Vallerga
Anne Vallerga